                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 19, 1996 for the Businesses of Tenneco Energy, included in the Current Report of Tenneco Inc. on Form 8-K dated November 13, 1996, into the following Registration Statements previously filed with the Securities and Exchange Commission:

Registration No.   Form                     Securities Registered
---------------    ----                     ---------------------
2-78521            S-8         Common Stock, par value $5 per share, of Tenneco
                               Inc. (formerly Tenneco Holdings, Inc.) ("Common
                               Stock") issuable under the 1981 Tenneco Inc. Key
                               Employee Stock Option Plan.

33-46579           S-8         5,000,000 shares of Common Stock of Tenneco Inc.
                               offered in connection with the Tenneco Inc. 1992
                               Employee Stock Purchase Plan.

33-61135           S-8         8,400,000 shares of Common Stock of Tenneco Inc.
                               offered in connection with the 1994 Tenneco Inc.
                               Stock Ownership Plan.

33-52595           S-3         1,000,000 shares of Common Stock of Tenneco Inc.
                               offered in connection with the Dividend
                               Reinvestment and Stock Purchase Plan, as amended
                               by Post-Effective Amendment No. 1 dated February
                               10, 1995 in which the Plan was made available to
                               investors as a direct purchase plan.

33-61133           S-8         Packaging Corporation of America 401(k) Savings
                               Plan, contributions thereunder and Common Stock
                               of Tenneco Inc. offered thereunder.

33-61129           S-8         Newport News Shipbuilding Savings (401(k)) Plan
                               for Union Eligible Employees, contributions
                               thereunder and Common Stock of Tenneco Inc.
                               offered thereunder.

33-61127           S-8         Tenneco Automotive Hourly Employees Savings Plan,
                               contributions thereunder and Common Stock of
                               Tenneco Inc. offered thereunder.

33-64797           S-3         $900,000,000 aggregate principal amount of Debt
                               Securities of Tenneco Inc. offered pursuant to
                               Rule 415 of the General Rules and Regulations
                               under the Securities Act of 1933, as amended (of
                               which $500,000,000 has been issued).

33-55622           S-3         2,800,000 shares of Common Stock of Tenneco Inc.
                               offered to the trustee of the Tenneco Inc.
                               General Employee Benefit Trust.

33-61137           S-8         Tenneco Inc. Thrift Plan, contributions
                               thereunder and Common Stock of Tenneco Inc.
                               offered thereunder.

333-2999           S-3         457,192 shares of Common Stock of Tenneco
                               Inc. issued in connection with a merger of MLP
                               Holdings, Inc., an indirect wholly-owned
                               subsidiary of Tenneco Inc.




Registration No.   Form                     Securities Registered
---------------    ----                     ---------------------

333-14009          S-3         $275,000,000 of Junior Preferred Stock of
                               Tenneco Inc. to be issued in connection with the
                               restructuring of Tenneco Inc.

333-15909          S-3         Additional $55,000,000 of Junior Preferred Stock
                               of Tenneco Inc. to be issued in connection with
                               the restructuring of Tenneco Inc.



Houston, Texas                         ARTHUR ANDERSEN LLP
November 13, 1996